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                                                                   EXHIBIT 10.31

The Registrant has requested confidential treatment of portions of this Agreement. Those portions have been redacted from the Agreement.

Aiwa
AIWA CO., LTD.  TECHNO CORE URAWA
2-20, HARIGAYA 4-CHOME, URAWA-SHI, SAITAMA-KEN 338-8502, JAPAN

                                                                29th June, 2000.
Attention: Mr. Kelly Beavers.

ECRIX CORPORATION
5525 Central Avenue,
Boulder, CO 80301

Dear Mr. Beavers,

RE: PURCHASE AND DEVELOPMENT OF ADT "DEFIANT" CHIPS

Firstly, thank you for your interest regarding the purchase of the "Defiant" Data Compression ASIC chip (the "Defiant Chip") that has been developed by Aiwa's wholly owned subsidiary, Aiwa Digital Technology Inc., ("ADT").

In accordance with our meetings on the 10th of May and our subsequent meeting at ADT on the 29th of May and also subsequent discussions between Mr. Newton of ADT, we would like to confirm our understanding of the proposed arrangement regarding the supply of the Defiant Chip and its future development:-

1. SUPPLY OF DEFIANT CHIPS

We would be prepared to make available to Ecrix such Defiant Chips for use in VXA drives at a cost being the total of the actual purchase price of the chip from Seiko/Epson plus [Confidential Information Redacted] (this total amount would be subject to an increase by a factor of [Confidential Information Redacted] in accordance with existing arrangements regarding the MSA).

2. FUTURE MODIFICATIONS OF DEFIANT CHIPS

In the event that modifications were required to be made to the Defiant Chip in the future at the request of Ecrix (such as modifications to incorporate a 3.3 voltage core and I/O) Aiwa would be prepared to accommodate such a request upon the following terms regarding mutual responsibilities and costs:

     (a) Aiwa will qualify and sign-off the design for such modifications to allow fabrication;

     (b) After "engineering samples" are produced and delivered by Seiko/Epson, Ecrix would qualify and sign-off parts for mass production;

     (c) Ecrix reimburse Aiwa for the non-recurring engineering ("NRE") fee of Seiko/Epson that will be paid by Aiwa regarding such modifications, currently estimated as [Confidential Information Redacted];


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     (d)  Ecrix will pay AIWA an NRE not to exceed [Confidential Information
          Redacted] for such modifications. Should Ecrix require any additional technical support from AIWA, Ecrix will pay AIWA an amount calculated on the rate of [Confidential Information Redacted] for such support plus actual expenses, provided that any expense above [Confidential Information Redacted] will require to be approved in advance by Ecrix. AIWA will provide details of time worked and amount charged;

     (e) assuming all NRE expenses for such modifications are covered by Ecrix separately, Aiwa would make such modified chips available to Ecrix at a price being the total of the actual purchase price of the chip from Seiko/Epson plus [Confidential Information Redacted]. This amount would be treated as a "material cost" when these modified chips are used in VXA products (and therefore subject to an increase by a factor of [Confidential Information Redacted] in accordance with the existing arrangements regarding the MSA);

     (f) Aiwa will retain the intellectual property in the Defiant Chip and modified version of the Defiant Chip.

We understand this is in line with what was discussed with you and if you are agreeable, would be grateful if you would acknowledge the above by signing the section below and returning a copy of this letter to us.

                             -------------------------------------------------
Best regards,                Acknowledged  and  accepted  on  behalf  of
                             ECRIX  CORPORATION  by it's  duly
/s/ Junsaku Ueda             authorized representative:-


Junsaku Ueda                 /s/ Kelly Beavers
Senior Vice President        ----------------------------------------------
AIWA CO. LTD.                Name:
                             Title:
                             Date:
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